EXHIBIT 99.1
                   SELLER'S CLOSING STATEMENT

Seller:    Florida Income Fund, L.P.
Buyer:     Janis S. Hudson and Judith Bice
Property:  Corporate Park Office Complex, Fort Myers, FL

Date of Closing: October 1, 1997
Purchase Price:  $750,000

CLOSING COSTS AND PAYMENTS:

     GROSS AMOUNT DUE SELLER

     Purchase Price                            $  750,000.00

     REDUCTIONS IN AMOUNT DUE SELLER:

     1.   Settlement Fee                       $      150.00
     2.   Abstract Credit                      $    1,000.00
     5.   Recording Fees & Title Co Misc.      $       56.00
     5.   Documentary Tax                      $    5,250.00
     7.   Transfer Security Deposits           $    5,500.00
     10.  Credits for repairs                  $    4,000.00
     11.  Pay First Mortgage                   $  280,092.05
     12.  Real Estate Taxes                    $   11,736.52
     14.  Commission Third Party Broker        $   45,000.00
                                               _____________
     TOTAL REDUCTIONS                          $  352,784.57

     CASH TO SELLER                            $  397,215.43

I HEREBY CERTIFY THE ABOVE TO BE TRUE AND CORRECT:

FLORIDA INCOME FUND, L.P.

BY:  MARINER CAPITAL MANAGEMENT, INC. a Florida Corporation, its
     Managing General Partner


/S/  LAWRENCE A. RAIMONDI
------------------------------
BY:  LAWRENCE A. RAIMONDI          FEDERAL TAX ID NO. 59-2337910
     PRESIDENT